UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN
CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

PSEG Power LLC
(Exact name of registrant as specified in its charter)
Delaware
(State of incorporation or organization)
22-3663480
(I.R.S. Employer Identification Number)

PSEG Energy Resources & Trade LLC
(Exact name of registrant as specified in its charter)
Delaware
(State of incorporation or organization)
22-3663482
(I.R.S. Employer Identification Number)

PSEG Fossil LLC
(Exact name of registrant as specified in its charter)
Delaware
(State of incorporation or organization)
22-3663481
(I.R.S. Employer Identification Number)

PSEG Nuclear LLC
(Exact name of registrant as specified in its charter)
Delaware
(State of incorporation or organization)
22-3663483
(I.R.S. Employer Identification Number)

80 Park Plaza
Newark, NJ 07102
(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
8 5/8% Senior Notes of PSEG Power LLC, due 2031	New York Stock Exchange, Inc.
Guarantees of 8 5/8% Senior Notes of PSEG Power LLC, due 2031, issued by PSEG Energy Resources & Trade LLC, PSEG Fossil LLC, and PSEG Nuclear LLC	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instructions A.(c), check the following box.  [X].

If this Form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  [   ].

Securities Act registration statement file number to which this form relates (if applicable):

333-69228

Securities to be registered pursuant to Section 12(g) of the Act:

Not Applicable

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrants’ Securities to be Registered.

The material set forth in the section captioned “Description of the Exchange Notes” in the form of prospectus filed with the Securities and Exchange Commission on October 11, 2001 (SEC File No. 333-69228) pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.  Exhibits.

The exhibits filed  herewith or  incorporated  by reference  herein are listed on the Exhibit Index at page 4 of this Form 8-A.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PSEG Power LLC

	By:	/s/ Morton A. Plawner
Morton A. Plawner
Vice President and Treasurer
Dated: December , 2008

PSEG Energy Resources & Trade LLC

	By:	/s/ Morton A. Plawner
Morton A. Plawner
Vice President and Treasurer
Dated: December , 2008

PSEG Fossil LLC

	By:	/s/ Morton A. Plawner
Morton A. Plawner
Vice President and Treasurer
Dated: December , 2008

PSEG Nuclear LLC

	By:	/s/ Morton A. Plawner
Morton A. Plawner
Vice President and Treasurer
Dated: December , 2008

EXHIBIT INDEX

Number assigned in Form 8(a)	Description of Exhibit

1
Indenture dated as of April 16, 2001, among PSEG Power LLC, PSEG Energy Resources & Trade LLC, PSEG Fossil LLC, PSEG Nuclear LLC and The Bank of New York Mellon (as successor to The Bank of New York), as trustee (filed as Exhibit 4.1 to Registration Statement on Form S-4, No. 333-69228, filed on September 10, 2001).

2	First Supplemental Indenture to Indenture dated as of March 13, 2002 (filed as Exhibit 4.7 to Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, File No. 000-49614, on May 15, 2002).